Exhibit 4.1

IROQUOIS VALLEY FARMLAND REIT, PBC
Instructions for Subscription Agreement

The Subscription Agreement comprises an exhibit to the Offering Circular dated May 3, 2021, as may be amended (the "Offering Circular"), of Iroquois Valley Farmland REIT, PBC ("Iroquois Valley" or the "Company") in connection with the offering of up to $31,227,884 in common stock of the Company.

In order to purchase common stock of Iroquois Valley pursuant to the terms of the Offering Circular, interested investors should carefully read the (i) Company's Offering Statement, as amended, on Form 1-A POS dated May 3, 2021, as filed with the SEC, (ii) all exhibits to the Offering Statement, including the Offering Circular, (iii) the Company's filings with the SEC, including but not limited to annual and semi-annual reports as well as reports of certain events, all of which are accessible on the SEC's website at www.sec.gov; (iv) the Company's Subscription Agreement ("Subscription Agreement"), and (v) other attachments and documentation provided to you. You are urged to review all of the foregoing documents with your professional tax, financial and legal advisors.

All persons or entities wishing to subscribe (each a "Subscriber") should complete the following:

1.	Review the terms and conditions of this Subscription Agreement (pages 2-7).
2. 3.	Complete and sign the Subscription Agreement (pages 8-12). If desired, complete and sign the Dividend Reinvestment Plan Enrollment Agreement (page 13).
4.	Complete and sign IRS Form W9 (Exhibit A, page 15).
5.	Send the completed and signed suite of documents to Iroquois Valley via one of the methods below:

•	VIA SECURE UPLOAD AT https://iroquoisvalley.com/uploads/

•	VIA EMAIL ATTACHMENT TO coordinator@iroquoisvalleyfarms.com

•	VIA MAIL TO Iroquois Valley, PO Box 5850, Evanston, IL 60204

•	VIA ONLINE PORTAL if you are currently subscribing at invest.iroquoisvalley.com
6.	Submit payment in the full amount of the requested investment via one of the methods below:
•	VIA CHECK (made out to Iroquois Valley Farmland REIT, PBC and sent to PO Box 5850, Evanston, IL 60204 or 708 Church Street, Suite 234 Evanston, IL 60201 (Fedex & UPS)

•	VIA WIRE TRANSFER (instructions available upon request)

A request to subscribe will only be complete once all documents and the funds have been received. Upon Company's approval of the subscription, the Company will countersign and date the documents.

If you would like to make an investment through an intermediary such as a tax-deferred custodian or brokerage account, please email invest@iroquoisvalleyfarms.com for more information. This is possible but may take additional preparation.

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IROQUOIS VALLEY FARMLAND REIT, PBC

An offering of up to $31,227,884 in Common Stock

SUBSCRIPTION AGREEMENT

1.     Subscription. The undersigned ("Subscriber") subscribes for and agrees to purchase share of common stock ("Shares") of Iroquois Valley Farmland REIT, PBC, a Delaware public benefit corporation ("Company"), at a purchase price of $618 per share multiplied by the number of Shares purchased ("Total Purchase Price"), upon the terms and conditions set forth herein. Subscriber understands that the Shares are being offered pursuant to an offering circular dated May 3, 2021 ("Offering Circular"), filed with the SEC as part of the Company's Offering Statement on Form 1-A POS, as may be amended ("Offering Statement") in connection with the Company's offering of up to $31,227,884 of Shares ("Offering"). By executing this Subscription Agreement, Subscriber acknowledges that Subscriber has received the Offering Materials, including the exhibits thereto, and any other information required by Subscriber to make an investment decision.

2.     Subscriptions. Subscriber's subscription may be accepted or rejected by the Company at its sole discretion. The Company will issue the Shares to the Subscriber following the Company's acceptance of the Subscriber's subscription. If Subscriber's subscription is rejected, no payment will be made by Subscriber to the Company and all of Subscriber's obligations hereunder related to the rejected subscription shall terminate.

3.     Closings. The Company may, in its sole discretion, modify, amend or withdraw this Offering at any time in whole or in part. There will be one or more closings for the purchase of the Shares (each a "Closing") with the first Closing date being the date on which the Company receives and accepts subscription funds from Subscriber or other subscribers. For administrative reasons, the Company expects Closings to occur on a monthly or twice-monthly basis.

4.     Rejection. In the event of rejection of this subscription in its entirety, or in the event the sale of Shares (or any portion thereof) is not consummated for any reason, this Agreement shall have no force or effect.

5.     Conditions to Obligations of the Company. The obligation of the Company to sell and deliver the Shares to Subscriber is subject to the fulfillment, prior to delivery, of each of the following conditions:

5.1 Execution of Subscription Documents. Subscriber will have executed and delivered:

(i)	the Investment Information page,
(ii)	the Subscriber Information page,
(iii)	the Supplemental Information for Non-Natural Persons page, if applicable,
(iv)	the Dividend Reinvestment Plan Enrollment Agreement, if desired,
(iv)	the Signature Page, and
(v)	a completed and signed Form W-9

(collectively, the "Subscription Documents.").

5.2 Accuracy of Subscriber's Representations and Warranties. Each of the representations and warranties made by Subscriber in the Subscription Documents is true and correct in all respects as of the date of this Agreement and at the time of Closing except as otherwise expressly set forth in such Subscription Documents.

5.3 Performance by Subscriber. Subscriber will have duly performed and complied in all respects with all covenants and conditions contained in the Subscription Documents required to be performed or complied with by Subscriber prior to delivery of the Shares, including, but not limited to, payment to the Company of the Total Purchase Price in immediately available funds.

5.4 Verification of Eligibility. Subscriber shall have affirmed, by checking the appropriate box on the Investment Information page attached hereto, that Subscriber is qualified to participate in this Offering, meaning that: (i) Subscriber's investment in Shares does not exceed 10% of the greater of Subscriber's annual income or net worth, or (ii) Subscriber is an "Accredited Investor" within the meaning of Rule 501 of the Securities Act.

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6.     Representations and Warranties of the Company. The Company represents and warrants to the Subscriber that the Company is a Public Benefit Corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as proposed to be conducted and to sell the Shares to Subscriber. This Agreement is a valid and binding obligation of the Company in accordance with its terms.

7.      Representations and Warranties of Subscriber. Subscriber represents and warrants to the Company as follows:

7.1 Subscriber's Capacity, Power and Authority. Subscriber has the full capacity, power and authority to execute and deliver each of the Subscription Documents to the Company. When executed and delivered by Subscriber, this Agreement shall constitute a legal, valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

7.2 Compliance with Laws and Other Instruments. The signature and delivery of the Subscription Documents, the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions of the Offering Materials, and the performance of the Subscriber's obligations hereunder and thereunder will not conflict with, or result in any violation of or default under, any other instrument to which Subscriber is a party or by which the Subscriber or any of the Subscriber's properties are bound or any permit, franchise, judgment, decree, statute, rule or regulation applicable to the Subscriber or the Subscriber's properties.

7.3 Receipt of Documents and Other Information. Subscriber has been furnished with, and acknowledges receipt of the Offering Materials, and such financial or other information concerning the Company as Subscriber considers necessary in connection with Subscriber's investment in the Shares.

7.4 Access to Information. Subscriber (or Subscriber's legal, tax or financial advisers) has been provided an opportunity to ask questions of, and has received satisfactory answers from, the Company, its representatives and its advisers regarding the Company, each of the Subscription Documents, and all other matters pertaining to an investment in the Shares, and Subscriber has obtained all additional information requested from the Company, if any. Subscriber agrees and acknowledges that, except as otherwise indicated, the offering materials speak as of their date.

7.5 Evaluation of and Ability to Bear Risks. Subscriber, along with his/her/its advisers, has such knowledge and experience in financial and business affairs that Subscriber is capable of evaluating the merits and risks of an investment in the Shares, including, but not limited to, those risks set forth in the Offering Circular. Subscriber understands his, her, or its rights and obligations as a stockholder of the Company. Subscriber has not relied upon any oral or written representations, warranties, covenants or agreements other than those expressly set forth in this Agreement and the Offering Circular. The Subscriber represents and agrees that none of the Company, its officers, or agents, have recommended an investment in the Company to the Subscriber.

7.6 Purchase for Investment. Subscriber is subscribing for the Shares pursuant to this Agreement solely for Subscriber's own account, for investment purposes only, and not with a view to or for sale in connection with any distribution of all or any part of the Shares. The Subscriber has no agreement or other arrangement, formal or informal, with any person or entity to sell, transfer or pledge any part of the Shares, or which would guarantee the Subscriber any profit, or insure against any loss with respect to the Common Shares, and the Subscriber has no plans to enter into any such agreement or arrangement.

7.7 Accuracy of Information Provided. All documents and information provided to the Company by Subscriber pursuant to this Agreement, whether previously delivered or yet to be delivered to the Company, is true, correct and complete in all respects as of the date of this Agreement and as of Closing.

7.8 Risk of Loss; Subscriber's Financial Situation. Subscriber understands that Subscriber must bear the economic risk of an investment in the Shares. Subscriber has adequate means of providing for his, her, or its current financial needs, including possible future personal financial contingencies, and Subscriber anticipates no need in the foreseeable future to sell the Shares for which Subscriber hereby subscribes. Subscriber's financial situation is such that Subscriber can afford to bear the economic risk of holding the Shares indefinitely and Subscriber can afford the complete loss of Subscriber's investment in the Shares.

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7.9 Subscriber Eligibility. Subscriber understands that to participate in the Offering, he or she must satisfy the eligibility criteria established by the Company and described in the Offering Circular. These eligibility criteria are also set forth in questions and signature pages hereto. Subscriber represents and warrants that:

(i)       the Total Purchase Price does not exceed 10% of the greater of Subscriber's annual income or net worth; OR

(ii)       the Subscriber is an "Accredited Investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

7.10 No Guarantees of Company Performance. The Subscriber understands that any forecasts or predictions as to the Company's performance are based on estimates, assumptions and forecasts that the Company believes to be reasonable but that may prove to be materially incorrect, and no assurance is given that actual results will correspond with the results contemplated by the various forecasts. At no time has it been expressly or implicitly represented, guaranteed or warranted to the Subscriber by Company or its agents, or any other person that (i) any amount or type of gain or other consideration will be realized as a result of this investment; or (ii) past performance of the Company in any way indicates the predictable or probable results of the ownership of the Shares.

8.     No Market. The Subscriber understands that the Shares are not registered on any public trading market and that the Company does not anticipate that a public trading market for the Shares will develop.

9.     Indemnification. Subscriber agrees to indemnify, hold harmless and defend the Company, its stockholders, directors, officers, employees, agents, and affiliates, and to hold them harmless from and against any and all claims, liabilities, damages and expenses (including court costs and attorneys' fees) incurred on account of or arising out of:

9.1 Any breach of or inaccuracy in the Subscriber's representations, warranties or agreements in this Agreement, including the defense of any claim based on any allegation of fact inconsistent with any of such representations, warranties or agreements; or

9.2 Any disposition of the Shares contrary to this Agreement.

Subscriber expressly agrees that its indemnification obligations pursuant to this Agreement extend to indemnifying the Company in the event it prevails in an action hereunder against Subscriber.

10.   Update of Representations and Warranties; Reliance by the Company. All information that Subscriber has provided, or will provide, to the Company regarding the Subscription Documents is true, correct, and complete as of the date of execution of this Agreement and as of the date of Closing. Subscriber will promptly provide to the Company written notice of any material changes to information provided to the Company. Subscriber acknowledges and understands the Company will rely on the representations and warranties contained in this Agreement to determine the applicability of certain securities laws, the suitability of Subscriber as an investor in the Company, and for certain other purposes.

11.   No Representations, Warranties or Covenants. Neither the Company nor any of its stockholders, directors, officers, employees, agents or affiliates has made any oral or written representations, warranties or covenants to the Subscriber, other than those expressly set forth in the Offering Circular and this Agreement.

12.   Tax Considerations. The Subscriber is not relying on the Company, or the Company's directors, officers, or professional advisers regarding tax considerations involved in an investment in the Shares. Subscriber understands and acknowledges that there are no assurances as to the tax results of this Agreement. SUBSCRIBER HAS HAD THE OPPORTUNITY TO CONSULT WITH SUBSCRIBER'S OWN LEGAL, ACCOUNTING, TAX, INVESTMENT, AND OTHER ADVISERS WITH RESPECT TO THE TAX TREATMENT OF AN INVESTMENT IN THE SHARES AND THE MERITS AND RISKS OF AN INVESTMENT IN THE SHARES.

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13.    REIT Legend. The Subscriber acknowledges the following legend (and all restrictions and obligations contained therein) applies to all Shares purchased under this Offering, and should Shares ever be provided in certificated form, shall be included on such certificate:

"The shares of any class or series of the Corporation's stock (the "Common Stock") represented by this certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer (as each such capitalized term is defined in the Corporation's By-laws, as the same may be amended from time to time (the "By-laws") for the purpose of the Corporation's maintenance of its status as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the By-laws and the Corporation's Certificate of Incorporation, (i) no Person (as defined in the By-laws) may Beneficially Own or Constructively Own shares of the Corporation's common stock, par value $0.01 per share (the "Common Stock") in excess of nine and 80/100 percent (9.8%) (in value or number of shares, whichever is more restrictive) of the total outstanding shares of Common Stock unless such Person is an Excepted Holder (as defined in the By-laws), in which case the Excepted Holder Limit (as defined in the By-laws) shall be applicable; (ii) no Person may Beneficially Own or Constructively Own shares of Common Stock in excess of nine and 80/100 percent (9.8%) (in value or number of shares, whichever is more restrictive) of the total outstanding shares of Common Stock, unless such Person is an Excepted Holder, in which case the Excepted Holder Limit shall be applicable; (iii) no Person may Beneficially Own or Constructively Own shares of Common Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Common Stock if such Transfer would result in the Common Stock of the Corporation being owned by fewer than one hundred (100) Persons. Any Person who Beneficially Owns or Constructively Owns, or attempts to Beneficially Own or Constructively Own shares of Common Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Common Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the above restrictions on Beneficial Ownership, Constructive Ownership or Transfer are violated, the shares of Common Stock represented hereby will be automatically transferred to a Trust (as defined in the By-laws) for the benefit of one or more Charitable Beneficiaries (as defined in the By-laws). In addition, the Board of Directors shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares of Common Stock; provided, however, that any Transfer or attempted Transfer or other event in violation of the above restrictions on Beneficial Ownership, Constructive Ownership and Transfer shall automatically result in the above transfer to the Trust and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors. The Board of Directors may, pursuant to the terms of the By-laws, increase or decrease the percentage of Common Stock that a person may Beneficially Own or Constructively Own. A copy of the Certificate of Incorporation and the By-laws of the Corporation, including the above restrictions on Beneficial Ownership, Constructive Ownership and Transfer, will be furnished to each holder of Common Stock on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office."

14.    No Registration. The Subscriber understands that no state or federal authority has scrutinized this Agreement or the Shares offered pursuant hereto, has made any finding or determination relating to the fairness for investment of the Common Shares, or has recommended or endorsed the Shares, and that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws, in reliance upon exemptions from registration thereunder.

15. Special USA PATRIOT Act/Anti-Money Laundering/Bad Actor Provisions. Subscriber hereby acknowledges that the Company and its affiliated entities, principals and agents seek to comply with all applicable laws concerning money laundering and similar and other illegal activities. In furtherance of such efforts, Subscriber hereby represents and warrants (based upon appropriate diligence and investigation) and agrees as follows:

15.1 None of the cash or property that is paid or contributed to the Company or any of its affiliated entities by Subscriber shall be derived from, or related to, any activity that is deemed criminal under United States law; and none of the proceeds, if any, derived from Subscriber's direct or indirect investment in the Company shall be used to finance any criminal activities.

15.2 No contribution or payment to the Company or any of its affiliated entities by Subscriber shall (to the extent that such matters are within Subscriber's control) cause the Company or its affiliated entities, principals or agents to be in violation of (i) the United States Bank Secrecy Act; (ii) the United States Money Laundering Control Act of 1986; or (iii) the Uniting and Strengthening America Act by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001.

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15.3 Neither Subscriber nor any of its beneficial owners (if Subscriber is an entity or trust) appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of the Treasury ("OFAC").

15.4 Monies used to fund Subscriber's direct or indirect investment in the Company are not derived from, invested for the benefit of or related in any way to the governments of, or persons within any country: (i) under a U.S. embargo enforced by OFAC; (ii) that has been designated as a "non-cooperative country or territory" by the Financial Action Task Force on Money Laundering; or (iii) that has been designated by the U.S. Secretary of the Treasury as a "primary money laundering concern."

15.5 In regard to the beneficial owners of Subscriber (if Subscriber is an entity or trust), Subscriber (i) has conducted thorough diligence with respect to all of its beneficial owners; (ii) has established the identities of all beneficial owners and the source of each of the beneficial owner's funds; and (iii) will retain evidence of any such identities, any such source of funds and any such due diligence.

15.6 Subscriber shall promptly notify the Company if any of the foregoing shall cease to be true or accurate.

15.7 Subscriber shall provide to the Company any additional information that the Company deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar illicit activities. Subscriber understands and agrees that the Company and its affiliated entities, principals or agents may release confidential information about Subscriber and, if applicable, any underlying beneficial owners (if Subscriber is an entity or trust), to proper authorities if the Company, in its sole discretion, determines that it is in the best interests of the Company and/or its affiliated entities, principals or agents in light of relevant rules and regulations under the laws set forth above.

15.8 Subscriber understands and agrees that, if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering and similar or other illegal activities, the Company may undertake appropriate actions to ensure compliance with applicable law or regulation, including, but not limited to, segregation and/or redemption of Subscriber's direct or indirect investment in the Company, cessation of further distributions to Subscriber, and other similar acts. In the event that the Company takes any of the foregoing acts, Subscriber agrees that the Board of Directors of the Company, in its sole and absolute discretion, may manage the remaining portion of Subscriber's direct or indirect investment in the Company separate and apart from the other investors' direct or indirect investment in the Company. These rights and obligations of the Board shall expressly supersede any duties that the Company may have to Subscriber under any documents or acts governing the affairs of the Company or any of its affiliated entities.

16. Ownership. Subscriber will hold the Shares as set forth in this Agreement.

17. Amendments and Waivers. This Agreement may be amended and the observance of any provision may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of each party to be bound by such an amendment or waiver. No provision of this Agreement will be deemed to have been waived unless a waiver is contained in a written notice given to the party claiming waiver has occurred, and no waiver shall be deemed to be a waiver of any other or further obligation or liability of the party in whose favor the waiver was given. It is understood that this Agreement is not binding on the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and shall be noted by execution of this Agreement where indicated. Subscriber hereby acknowledges that this Agreement may not be revoked by the Subscriber. Subscriber agrees that if this Agreement is accepted, Subscriber shall, and Subscriber hereby elects to, execute any and all further documents requested by the Company in connection with this Agreement.

18. Survival of Representations and Warranties. All representations and warranties contained in this Agreement or made in writing by Subscriber or by the Company in connection with this Agreement or the Subscription Documents will survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of the Company or Subscriber, and the issuance and sale of the Shares.

19. Successors. This Agreement and the representations and warranties contained herein will be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of Subscriber and the Company.

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20. Notices. Whenever notice is required or permitted by this Agreement to be given, it shall be in writing. When notice is given to Subscriber, it shall be pursuant to the instructions set forth in Subscriber's Notification Information Page or to an update thereto as Subscriber shall provide to the Company in writing. When notice is given to the Company, it shall be sent to Iroquois Valley Farmland REIT, PBC, PO Box 5850, Evanston, IL 60204, or via email to invest@iroquoisvalleyfarms.com, or to another address as the Company shall provide to the Subscriber in writing. Electronic mail is permitted as a means to give notice. Notice given by electronic mail shall be effective upon receipt, if confirmed. Notice given by mail or personal delivery shall be effective upon delivery. Notices received on non-business days in the jurisdiction of the addressee are not deemed effective until the next business day.

21.  Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws, and not the laws pertaining to choice or conflict of laws, of the State of Illinois.

22.  Headings. The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision of this Agreement.

23.  Number and Gender. Whenever the context requires, the use of the singular number shall be deemed to include the plural and vice versa. Each gender shall be deemed to include each other gender and the neuter as well, and each shall include a natural person, corporation, limited liability company, partnership, trust or other legal entity, whenever the context so requires.

24.  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement that is binding upon all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart. A PDF copy or other electronic signature shall be deemed an original for purposes of executing this Agreement

25.  Agreement. The Offering Materials and the Subscription Documents constitute the entire agreement between the parties concerning Subscriber's investment in the Company pursuant to the Offering Circular. It supersedes any prior agreement, arrangement, or understanding between the parties regarding such investment in the Company. No other offering literature, presentations, or other advertising of any kind will constitute or otherwise serve to amend or modify any agreement between the parties. All attachments, exhibits, schedules, addenda and like documents (but explicitly excluding any statutes, rules or regulations) referenced in this Agreement are hereby incorporated herein unless expressly excluded.

26.  Severability. If any provision of this Agreement, or the application of a provision to any person or circumstance, shall be held to be invalid, unlawful, or unenforceable to any extent, the remainder of this Agreement, and the application of the provision other than to the persons or in the circumstances deemed invalid, unenforceable or unlawful, shall not be affected, and each remaining provision shall continue to be valid and may be enforced to the fullest extent permitted by law.

27.  Power of Attorney. Subscriber irrevocably constitutes and appoints the Company with full power of substitution, as the undersigned's true and lawful representative and attorney-in fact for the undersigned with respect to the Company and the Shares, granting unto such attorney-in-fact full power and authority on behalf and in the name, place and stead of the Subscriber to make, execute, acknowledge, deliver, answer to, file and record in all necessary or appropriate places any documents, tax elections, certificates or instruments which may be considered necessary or desirable by the Company to carry out fully the provisions of this Agreement and the Offering Circular. The foregoing is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death, incompetence or incapacity of Subscriber. Subscriber hereby agrees to be bound by all of the actions of the Company as attorney-in-fact and irrevocably waives any and all defenses which may be available to the Subscriber to contest, negate or disaffirm the actions of the Company, its directors, its officers, or successors under this Power of Attorney, and hereby ratifies and confirms all acts which said attorney-in-fact may take as attorney-in-fact hereunder in all respects, as though performed by the Subscriber.

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INVESTOR INFORMATION

INVESTOR ACCOUNT NAME:

(this is the name under which the Shares will be recorded, if using a custodian please discuss the name under which the investment will be recorded)

STATE OF RESIDENCE / LOCATION OF ENTITY:	SOCIAL SECURITY NUMBER / TAXPAYER ID:

(this should reflect the state of the account beneficiary)	(the number provided here will be used on all required tax mailings and should match the IRS Form W-9 provided in Exhibit A)

SUBSCRIBER ELIGIBILITY (check one)

(please reach out to the Company with questions about eligibility)

❑ I am an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D promulgated pursuant to the Securities Act.

❑ I am not an accredited investor and the Total Purchase Price of Shares does not exceed ten percent (10%) of the greater of my annual income or net worth.

INVESTMENT ACCOUNT TYPE (check one):

❑ Individual; ❑ Joint Tenants with Right of Survivorship (JTWROS);

❑ Tenants in Common; ❑ Retirement Account; ❑ Trust (revocable); ❑ Trust (irrevocable);

❑ Corporation; ❑ Partnership; ❑ Limited Liability Company; ❑ Other:______

INVESTMENT AMOUNT INFORMATION

The minimum investment is 17 Shares ($10,506).

Number of Shares	Price per Share X $618.00	TOTAL PURCHASE PRICE =

INVESTMENT METHOD INFORMATION
Please choose the method for investing capital with Iroquois Valley Farmland REIT, PBC.

❑ ELECTRONIC TRANSFER Sending Institution and Account Name: ___________________________ ____________________________	❑ PAPER CHECK Please make check payable to: Iroquois Valley Farmland REIT, PBC and send to: PO Box 5850, Evanston, IL 60204 (USPS) OR 708 Church St. Suite 234, Evanston, IL 60201 (Fedex & UPS)

Iroquois Valley Farmland REIT, PBC bank details are available upon request.

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SUBSCRIBER INFORMATION

SUBSCRIBER OR AUTHORIZED AGENT

Name:_______________________________________________________

Title (if applicable):_____________________________________________

Social Security Number:__________________________________________

Mailing Address:_______________________________________________

Phone:____________________       Email:____________________________

Date of Birth: ______________       Citizenship:_________________________

❑  Check here to include as email contact with access to online investor portal

PAYEE AND ADDRESS INFORMATION

❑ PLEASE ENROLL ME IN THE COMPANY’S DIVIDEND REINVESTMENT PLAN (DRIP)

If you select this option, please also carefully review and complete the DRIP enrollment agreement on page 13.

❑ PLEASE SEND MY PAYMENTS VIA CHECK TO THE INFORMATION PROVIDED ABOVE

❑ PLEASE SEND MY PAYMENTS VIA ACH (WIRE TRANSFERS ARE NOT AVAILABLE)

Bank Name:_____________________________       Account #:______________

ABA #:________________________       For Further Credit To:______________

❑ Checking Account or ❑ Savings Account

Other Info:_____________________________________________________

❑ PLEASE SEND MY PAYMENTS VIA CHECK TO A CUSTODIAN/ALTERNATE PAYEE

Alternate Check Payee:____________________________________________

Alternate Check Mailing Address:____________________________________

Additional Memo Requirements:_____________________________________

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FINANCIAL ADVISOR INFORMATION

If the investment is being made through a financial professional, enter the information below. Please list all contact persons who should receive information regarding the investment.

Company Name:________________________________________________

Contact Name(s):_______________________________________________

Address: _______________________________________________

Email(s): ______________________________     Use as Contact: ❑ YES ❑ NO

Phone:_________________________

TAX RECIPIENT AND ADDRESS INFORMATION

Tax documents will be made out to the Investor Account Name used above and mailed to the subscriber / agent address provided above unless alternate instructions are provided below.

Alternate Tax Document Recipient & Address:_________________________

CUSTODIAN INFORMATION

If the investment in being held in a brokerage account or through a third-party custodian please enter the information below. Contact info will be used for valuation, distributions, & tax information.

Custodian Company:_____________________________________________

Custodian Contact Person(s):______________________________________

Address:______________________________________________________

Email(s): ______________________________        Use as Contact: ❑ YES ❑ NO

Phone:_________________________

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ADDITIONAL SUBSCRIBER INFORMATION

Iroquois Valley requires information for all natural persons associated with the investment. Please complete the following information for all natural persons associated with, or benefitting from, the investment.

ADDITIONAL PERSON ONE

Name:________________________________      Social Security Number:____

Address:_______________________________________________________

Phone:____________________________       Email:_______________________

Date of Birth:______________________       Citizenship: __________________

Include as Investment Contact with access to online investor portal? ❑ YES ❑ NO

ADDITIONAL PERSON TWO

Name:________________________________       Social Security Number:____

Address:_______________________________________________________

Phone:____________________________       Email:_______________________

Date of Birth:______________________       Citizenship: __________________

Include as Investment Contact with access to online investor portal? ❑ YES ❑ NO

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ADDITIONAL PERSON THREE

Name:________________________________       Social Security Number:____

Address:_______________________________________________________

Phone:____________________________       Email:_______________________

Date of Birth:______________________       Citizenship: __________________

Include as Investment Contact with access to online investor portal? ❑ YES ❑ NO

ADDITIONAL PERSON FOUR

Name:________________________________       Social Security Number:____

Address:_______________________________________________________

Phone:____________________________       Email:_______________________

Date of Birth:______________________       Citizenship: __________________

Include as Investment Contact with access to online investor portal? ❑ YES ❑ NO

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SUPPLEMENTAL INFORMATION FOR NON-NATURAL PERSONS

As a REIT, the Company is required to collect information on all the potential beneficial or constructive owners. All Subscribers that are non-natural persons (LLCs, Partnerships, Corporations, Foundations, Trusts, etc.) need to fill out the questions below.

Please provide the name and state of residence for each equity holder, director, manager, officer, trustee, principle beneficiary, and/or other entities which owns or controls directly or indirectly, over 10% of the Subscriber:

Please provide a breakdown of the number of each of the following types of beneficial owners in the Subscriber, and, if a beneficial owner is a corporation, limited liability company, partnership, trust, or other entity type, provide the number of equity owners, beneficiaries, and/or other beneficial holders of each such beneficial owner.

Type of Beneficial Owner	# of Beneficial Owners	If Beneficial Owners Are Entities, # of Their Beneficial Owners

Individual		Not Applicable
Corporation
Partnership
Trust
Other

Is the prospective investor a corporate pension, stock bonus or profit-sharing plan, "simplified employee pension plan," so-called "Keogh" plan for self-employed individuals, individual retirement account, welfare benefit plan (such as a medical plan, death benefit plan or prepaid legal services plan), governmental plan, church plan, or any entity whose underlying assets are considered to be plan assets by reason of any investment in the entity, or otherwise a "benefit plan investor" within the meaning of Section 2510.3101(h)(2) of title 29 of the Code of Federal Regulations (Department of Labor plan assets regulations)? ☐ Yes; ☐ No

The undersigned represents and warrants that the corporation, partnership, limited liability company or similar entity, as the case may be, has been duly organized or formed, validly exists, and is in good standing under the laws of the jurisdiction of its organization or formation. The entity represents and warrants that it has full power and authority to enter into the transactions contemplated by this Agreement.

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DIVIDEND REINVESTMENT PLAN ENROLLMENT AGREEMENT

[OPTIONAL]

If desired, you may enroll your shares in the Company’s Dividend Reinvestment Plan (DRIP) simultaneously with your purchase of shares, subject to the terms and conditions of the DRIP and this agreement. If you choose to enroll in the DRIP, the Company will automatically reinvest any of your cash distributions from the Company attributable to any of your shares into additional shares of the Company’s common stock at the then-current price per share.

Please review the DRIP, the Offering Circular, and this enrollment agreement carefully before enrolling, as they contain important disclosures. For example, participation in the DRIP does not relieve participants of any taxes that may be payable as a result of distributions, even where distributions are paid in the form of shares rather than cash.

1.	Election to Enroll. The undersigned (“Participant”) agrees to enroll in the Dividend Reinvestment Plan, dated September 25, 2020 (the “DRIP”), of Iroquois Valley Farmland REIT, PBC, a Delaware public benefit corporation (the "Company"), as may be amended from time to time. The DRIP is attached to Company's Offering Statement dated May 3, 2021 as Exhibit 3.3 and described in the Company’s Offering Circular.

2.	Effect of Election. By opting into the Company’s DRIP, Participant authorizes the Company to automatically reinvest the portion of any cash distributions from the Company allocated to all of Participant’s Shares into additional shares of the Company’s common stock, and to issue such additional shares at the then-current price per share as reviewed and set by the Company on an annual basis. Participant further agrees to provide any additional information or complete any additional necessary paperwork that the Company or Participant’s financial institution may require in order to authorize such reinvestment and to issue the additional shares under the DRIP.

3.	Incorporation into Participant’s Subscription Agreement. The parties agree and acknowledge that this agreement to enroll in the Company’s DRIP (the “Enrollment Agreement”) is submitted as an addendum to Participant’s Subscription Agreement for the purchase of Shares. The Subscription Agreement is hereby incorporated by reference and made a part hereof. For illustration purposes, this incorporation by reference allows a court of law to read all of Participant’s representations and warranties contained in Section 7 of the Subscription Agreement as if they were repeated here in this Enrollment Agreement.

4.	Conditions and Limitations.
a.	Application of this Enrollment Agreement. If Participant elects to buy additional shares of common stock, whether from the Company under the DRIP or otherwise, or from a third party, this Enrollment Agreement will apply each time. In other words, all of Participant’s Shares will be enrolled in the DRIP.

For illustration purposes, if a Participant owns 500 Shares and acquires two additional shares as a result of participation in the DRIP, those two additional shares will be considered enrolled in the DRIP upon issuance. If a cash distribution is declared the following year, cash allocated to all 502 Shares will be reinvested under the terms of the DRIP.

b.	Limits on How Much Non-Accredited Investors Can Invest. The Company is initially issuing Shares to Participants as part of its Regulation A+ Offering, qualified under an Offering Statement on Form 1-A POS dated May 3, 2021, as filed with the SEC on the same date and as may be amended or supplemented (the “Reg A Offering”). Under the terms of SEC Reg A+, the number of shares that can be purchased by a Participant that is not an “accredited” investor (as defined in SEC Rule 501) is limited based on that Participant’s income and net worth. Where participation in the DRIP may cause a non-accredited investor to exceed his/her/its purchase limits under Reg A+, the Company may terminate that shareholder’s participation in the DRIP.

c.	Participant Representations. The Company will rely on the accredited investor status and residence of Participants as most recently reported to the Company. Participants that are non-accredited investors may be required to make additional representations at the time a cash distribution is declared in order to ensure that issuance of Shares under the DRIP will not cause such non-accredited investors to exceed the limitations imposed by SEC Reg A+. All Participants must update Company on their state of residence for so long as they are enrolled in the DRIP.

d.	Termination. Participant may cancel his/her/its participation in the DRIP at any time by notice to the Company, subject to the terms of the DRIP. The Company may terminate or suspend the DRIP pursuant to the terms therein.

_______ (Initial here) I elect to enroll all of my shares of the Company in the DRIP, subject to its terms and the terms and conditions of this Enrollment Agreement.

Your signature on the attached Signature Page shall be deemed your signature to this Enrollment Agreement.

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SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned have caused this Agreement, including the DRIP Enrollment Agreement, if applicable, to be duly executed as of the date shown.

DATE: ________________________________

NAME OF SUBSCRIBER(S):

NAME AND TITLE OF AUTHORIZED SIGNATORY (if applicable):

SIGNATURE OF SUBSCRIBER(S) OR AUTHORIZED REPRESENTATIVE:

SUBSCRIPTION ACCEPTANCE by IROQUOIS VALLEY FARMLAND REIT, PBC

DATE: _________________________

BY: ___________________________

NAME: ________________________

TITLE: _________________________

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Exhibit A

IRS FORM W-9 (Request for Taxpayer Identification Number and Certification)

REQUEST NOTICE

In order to comply with federal tax requirements, each Subscriber must provide a completed and signed IRS Form W-9 (Request for Taxpayer Identification Number and Certification) as provided by the Department of Treasury, Internal Revenue Service. Each Subscriber's completed IRS Form W-9 will be kept on record by the Company for compliance with the Internal Revenue Code and Regulations promulgated thereunder.

The first page of IRS Form W-9 (Request for Taxpayer Identification Number and Certification) is appended to this Exhibit. This is the only page the Company needs from Subscriber. For the full document, which includes instructions for the IRS Form W-9, the form can be attained by clicking this link or going directly to https://www.irs.gov/pub/irs-pdf/fw9.pdf (as of the date of this offering circular).

[Image to W-9 to be inserted].

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